Lithia & Driveway (LAD) Reports Second Quarter Results, Achieves 17% Increase in Diluted Earnings Per Share, 9% Increase in Adjusted Diluted Earnings Per Share, and Raises Quarterly Dividend 23%
________________________________________________

Key Highlights
•Record second quarter revenues of $9.8 billion
•Used retail GPUs increased $339, or 20%, sequentially
•Aftersales gross profit increased by 3.1% and gross margin was 59.2%, a 120-basis point increase, on a same-store basis
•Adjusted SG&A as a percent of gross profit was 68.6%, a 290-basis point improvement sequentially
•Financing Operations achieved record income of $37 million and record originations of $884 million, with a 17.5% penetration rate
•Second quarter diluted earnings per share of $11.54, a 17% increase, and adjusted diluted earnings per share of $10.03, a 9% increase
•Repurchased $242 million of shares, representing 3.7% of outstanding shares in the quarter, and 7.6% of outstanding shares in the first half of 2026
•Announced a 23% increase to quarterly dividend

Medford, Oregon, July 29, 2026 - Lithia & Driveway (NYSE: LAD), the largest global automotive retailer, today reported financial results for the second quarter of 2026.

"Our team delivered differentiated growth across the platform, with record quarterly revenues, stable new vehicle margins, improved used vehicle profitability, and meaningful sequential SG&A improvement. Financing Operations delivered 80% income growth, with expanding margins and increasing penetration," said Bryan DeBoer, President and CEO. "We continued to return value to shareholders this quarter, expanding our repurchase authorization by $500 million and purchasing nearly 4% of shares. Our ecosystem is delivering on its design, and we carry strong momentum into the second half of the year.”

Second Quarter 2026 Operational Summary
Second quarter 2026 revenue increased 2% to $9.8 billion from $9.6 billion in the second quarter of 2025.

Second quarter 2026 diluted earnings per share attributable to LAD was $11.54, a 17% increase from $9.87 per share reported in the second quarter of 2025. After adjusting for the unrealized gain on our investment in Pinewood Technologies Group PLC and other non-core items, adjusted diluted earnings per share attributable to LAD for the second quarter of 2026 was $10.03, a 9% increase compared to $9.20 per share in the same period of 2025.

Second quarter 2026 net income was $261.6 million, a 1.3% increase compared to net income of $258.2 million in the second quarter of 2025. After adjusting for the unrealized gain on our investment in Pinewood Technologies Group PLC and other non-core items, adjusted net income for the second quarter 2026 was $227.6 million, an 6% decrease compared to adjusted net income of $240.9 million for the same period of 2025.

The financial measures discussed in this release include both GAAP and non-GAAP measures. See “Reconciliation of Certain Non-GAAP Measures”.

For the first six months of 2026 revenues increased 2% to $19.1 billion, compared to $18.8 billion in 2025.

Diluted earnings per share attributable to LAD for the first six months of 2026 was $15.68, compared to $17.80 per share in 2025, a decrease of 12%. Adjusted diluted earnings per share attributable to LAD for the first six months of 2026 increased 1% to $17.32 from $17.12 in the same period of 2025.

Corporate Development
In the second quarter of 2026, LAD acquired 5 stores, which are expected to generate $340 million in annualized revenues, and divested 3 stores representing $120 million in annualized revenues.

Balance Sheet Update
LAD ended the second quarter with approximately $1.3 billion in cash and cash equivalents, marketable securities, and availability on our revolving lines of credit.

Dividend Payment and Share Repurchases
The Board of Directors approved a dividend of $0.70 per share related to second quarter 2026 financial results. The dividend is expected to be paid on August 21, 2026 to shareholders of record on August 7, 2026.

During the second quarter of 2026, we repurchased approximately 854,000 shares at a weighted average price of $284. Under the current share repurchase authorization approximately $620 million remains available as of June 30, 2026.

Second Quarter Earnings Conference Call and Updated Presentation
The second quarter 2026 conference call may be accessed at 10:00 a.m. ET today by telephone at 877-407-8029. An updated presentation highlighting second quarter 2026 results has been added to our investor relations website. To listen live on our website or for replay, visit investors.lithiadriveway.com and click on Quarterly Earnings.

About Lithia & Driveway (LAD)
Lithia & Driveway (NYSE: LAD) is the largest global automotive retailer providing a wide array of products and services throughout the vehicle ownership lifecycle. Simple, convenient, and transparent experiences are offered through our comprehensive network of physical locations, e-commerce platforms, captive finance solutions, fleet management offerings, and other synergistic adjacencies. We deliver consistent, profitable growth in a massive and unconsolidated industry. Our highly diversified and competitively differentiated design provides us the flexibility and scale to pursue our vision to modernize personal transportation solutions wherever, whenever and however consumers desire.

Sites
www.lithia.com
investors.lithiadriveway.com
www.lithiacareers.com
www.driveway.com
www.greencars.com
www.drivewayfinancecorp.com

Lithia & Driveway on Facebook
https://www.facebook.com/LithiaMotors
https://www.facebook.com/DrivewayHQ

Lithia & Driveway on X
https://x.com/lithiamotors
https://x.com/DrivewayHQ
https://x.com/GreenCarsHQ

Lithia & Driveway on LinkedIn
https://www.linkedin.com/company/lithia-motors/

Lithia & Driveway on YouTube
https://www.youtube.com/@Lithia_Motors/featured

Contact:
Jardon Jaramillo
Senior Director - Finance and Investor Relations
IR@lithia.com
(503) 799-5254

Forward-Looking Statements
Certain statements in this presentation, and at times made by our officers and representatives, constitute forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Generally, you can identify forward-looking statements by terms such as “project,” “outlook,” “target,” “may,” “will,” “would,” “should,” “seek,” “expect,” “plan,” “intend,” “forecast,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “likely,” “ensure,” “goal,” “strategy,” “future,” “maintain,” and “continue” or the negative of these terms or other comparable terms. Examples of forward-looking statements in this presentation include, among others, statements regarding:

•The profitability of our strategy and growth
•Future market conditions, including anticipated vehicle and other sales, gross profit and inventory supply
•Our business strategy and plans, including our achieving our long-term financial targets
•The growth, expansion, make-up and success of our network, including our finding accretive acquisitions that meet our target valuations and acquiring additional stores
•Annualized revenues from acquired stores or achieving target returns
•The growth and performance of our Driveway e-commerce home solution and Driveway Finance Corporation (DFC), their synergies and other impacts on our business and our ability to meet Driveway and DFC-related targets
•The impact of sustainable vehicles and other market and regulatory changes on our business, including evolving vehicle distribution models
•Our capital allocations and uses and levels of capital expenditures in the future
•Expected operating results, such as improved store performance, continued improvement of selling, general and administrative expenses as a percentage of gross profit and any projections
•Our anticipated financial condition and liquidity, including from our cash and the future availability of our credit facilities, unfinanced real estate and other financing sources
•Our continuing to purchase shares under our share repurchase program
•Our compliance with financial and restrictive covenants in our credit facilities and other debt agreements
•Our programs and initiatives for team member recruitment, training, and retention
•Our strategies and targets for customer retention, growth, market position, operations, financial results and risk management

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity and development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements in this presentation. Therefore, you should not rely on any of these forward-looking statements. The risks and uncertainties that could cause actual results to differ materially from estimated or projected results include, without limitation:

•Future national and local economic and financial conditions, including as a result of inflation, interest rates, tariffs, governmental actions, programs and spending, and public health issues
•The market for dealerships, including the availability of stores to us for an acceptable price
•Changes in customer demand, levels of consumer debt, consumer confidence and manufacturer sales incentives, and the electric vehicle landscape and the impact of evolving digital technologies
•Changes in our relationship with, and the financial and operational stability of, OEMs and other suppliers, and vehicle delivery models
•Changes in the competitive landscape, including through technology and our ability to deliver new products, services and customer experiences and a portfolio of in-demand and available vehicles
•Risks associated with our indebtedness, including available borrowing capacity, interest rates, compliance with financial covenants and ability to refinance or repay indebtedness on favorable terms
•The adequacy of our cash flows and other conditions which may affect our ability to fund capital expenditures, obtain favorable financing and pay our quarterly dividend at planned levels
•Disruptions to our technology network including computer systems, as well as natural events such as severe weather or man-made or other disruptions of our operating systems, facilities or equipment
•Government regulations and legislation
•The risks set forth throughout “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in “Part I, Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K, and in “Part II, Item 1A. Risk Factors” of our Quarterly Reports on Form 10-Q, and from time to time in our other filings with the SEC.

Any forward-looking statement made by us in this presentation is based only on information currently available to us and speaks only as of the date on which it is made. Except as required by law, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures
All “adjusted” financial measures in this presentation are non-GAAP financial measures, as are EBITDA and net debt. Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not comparable to similarly titled measures used by other companies. We caution you not to place undue reliance on such non-GAAP measures and to consider them together with the most directly comparable GAAP measures. We present cash flows from operations in the attached tables, adjusted to include the change in non-trade floor plan debt to improve the visibility of cash flows related to vehicle financing. As required by SEC rules, we have reconciled these measures to the most directly comparable GAAP measures in the attachments to this release. We believe the non-GAAP financial measures we present improve the transparency of our disclosures; provide a meaningful presentation of our results from core business operations, because they exclude items not related to core business operations and other non-cash items; and improve the period-to-period comparability of our results from core business operations. These presentations should not be considered an alternative to GAAP measures.

LAD
Consolidated Statements of Operations (Unaudited)
(In millions except per share data)

	Three months ended June 30,		%	Six months ended June 30,		%
			Increase			Increase
	2026	2025	(Decrease)	2026	2025	(Decrease)
Revenues:
New vehicle	$4,829.2	$4,703.5	2.7%	$9,208.6	$9,283.9	(0.8)%
Used vehicle	3,528.3	3,478.3	1.4	7,017.7	6,728.8	4.3
Finance and insurance	366.4	373.8	(2.0)	726.1	738.1	(1.6)
Aftersales	1,067.4	1,027.4	3.9	2,110.3	2,010.4	5.0
Total revenues	9,791.3	9,583.0	2.2%	19,062.7	18,761.2	1.6%
Cost of sales:
New vehicle	4,545.2	4,390.1	3.5	8,665.0	8,677.1	(0.1)
Used vehicle	3,314.3	3,273.0	1.3	6,616.0	6,334.8	4.4
Aftersales	434.4	434.8	(0.1)	862.6	853.9	1.0
Total cost of sales	8,293.9	8,097.9	2.4	16,143.6	15,865.8	1.8
Gross profit	1,497.4	1,485.1	0.8%	2,919.1	2,895.4	0.8%

Finance operations income	36.5	20.1	81.6%	57.8	32.6	77.3%

SG&A expense	1,014.7	1,014.7	—	2,052.1	1,967.4	4.3
Depreciation and amortization	70.9	65.2	8.7	140.7	129.0	9.1
Income from operations	448.3	425.3	5.4%	784.1	831.6	(5.7)%
Floor plan interest expense	(69.7)	(55.0)	26.7	(125.6)	(112.0)	12.1
Other interest expense	(62.7)	(66.7)	(6.0)	(132.9)	(132.2)	0.5
Other income (expense)	36.2	48.5	(25.4)	(31.5)	49.3	NM
Income before income taxes	352.1	352.1	—%	494.1	636.7	(22.4)%
Income tax expense	(90.5)	(93.9)	(3.6)	(130.4)	(167.3)	(22.1)
Income tax rate	25.7%	26.7%		26.4%	26.3%
Net income	$261.6	$258.2	1.3%	$363.7	$469.4	(22.5)%
Net income attributable to non-controlling interests	(1.6)	(2.1)	(23.8)%	(3.3)	(3.8)	(13.2)%
Net income attributable to LAD	$260.0	$256.1	1.5%	$360.4	$465.6	(22.6)%

Diluted earnings per share attributable to LAD:
Net income per share	$11.54	$9.87	16.9%	$15.68	$17.80	(11.9)%

Diluted shares outstanding	22.5	25.9	(13.1)%	23.0	26.2	(12.2)%
NM - not meaningful

LAD
Key Performance Metrics (Unaudited)

	Three months ended June 30,		%		Six months ended June 30,		%
			Increase				Increase
	2026	2025	(Decrease)		2026	2025	(Decrease)
Gross margin
New vehicle	5.9%	6.7%	(80)	bps	5.9%	6.5%	(60)	bps
Used vehicle	6.1	5.9	20		5.7	5.9	(20)
Finance and insurance	100.0	100.0	—		100.0	100.0	—
Aftersales	59.3	57.7	160		59.1	57.5	160
Gross profit margin	15.3	15.5	(20)		15.3	15.4	(10)

Unit sales
New vehicle	104,089	101,316	2.7%		198,876	200,819	(1.0)%
Used vehicle retail	106,114	109,053	(2.7)		216,265	216,379	(0.1)

Average selling price (excluding agency)
New vehicle	$47,156	$47,494	(0.7)%		$47,024	$47,353	(0.7)%
Used vehicle retail	29,593	28,379	4.3		29,018	27,793	4.4

Average gross profit per unit
New vehicle	$2,728	$3,093	(11.8)%		$2,733	$3,022	(9.6)%
Used vehicle retail	2,014	1,911	5.4		1,848	1,840	0.4
Finance and insurance	1,808	1,819	(0.6)		1,807	1,812	(0.3)
Total vehicle(1)	4,112	4,242	(3.1)		4,026	4,168	(3.4)

Revenue mix
New vehicle	49.3%	49.1%			48.3%	49.5%
Used vehicle	36.0	36.3			36.8	35.9
Finance and insurance, net	3.7	3.9			3.8	3.9
Aftersales	11.0	10.7			11.1	10.7

Gross Profit Mix
New vehicle	19.0%	21.1%			18.6%	21.0%
Used vehicle	14.3	13.8			13.8	13.6
Finance and insurance, net	24.5	25.2			24.9	25.5
Aftersales	42.2	39.9			42.7	39.9

	Adjusted		As reported		Adjusted		As reported
	Three months ended June 30,		Three months ended June 30,		Six months ended June 30,		Six months ended June 30,
Other metrics	2026	2025	2026	2025	2026	2025	2026	2025
SG&A as a % of revenue	10.5%	10.5%	10.4%	10.6%	10.7%	10.5%	10.8%	10.5%
SG&A as a % of gross profit	68.6	67.7	67.8	68.3	70.0	67.9	70.3	67.9
Operating profit as a % of revenue	4.5	4.5	4.6	4.4	4.2	4.4	4.1	4.4
Operating profit as a % of gross profit	29.1	29.3	29.9	28.6	27.1	28.8	26.9	28.7
Pretax margin	3.2	3.4	3.6	3.7	2.9	3.3	2.6	3.4
Net profit margin	2.3	2.5	2.7	2.7	2.1	2.4	1.9	2.5
(1)Includes the sales and gross profit related to new, used, and finance and insurance and unit sales for new and used retail

LAD
Same Store Operating Highlights (Unaudited)

	Three months ended June 30,		%		Six months ended June 30,		%
			Increase				Increase
	2026	2025	(Decrease)		2026	2025	(Decrease)
Revenues
New vehicle	$4,548.3	$4,619.6	(1.5)%		$8,704.3	$9,080.0	(4.1)%
Used vehicle	3,316.7	3,390.8	(2.2)		6,620.6	6,539.9	1.2
Finance and insurance	350.3	369.6	(5.2)		696.2	728.1	(4.4)
Aftersales	1,013.0	1,002.9	1.0		2,003.9	1,957.2	2.4
Total revenues	9,228.3	9,382.9	(1.6)		18,025.0	18,305.2	(1.5)

Gross profit
New vehicle	$267.1	$307.5	(13.1)%		$513.6	$594.2	(13.6)%
Used vehicle	205.3	202.9	1.2		383.9	389.9	(1.5)
Finance and insurance	350.3	369.6	(5.2)		696.2	728.1	(4.4)
Aftersales	599.7	581.7	3.1		1,182.2	1,132.4	4.4
Total gross profit	1,422.4	1,461.7	(2.7)		2,775.9	2,844.6	(2.4)

Gross margin
New vehicle	5.9%	6.7%	(80)	bps	5.9%	6.5%	(60)	bps
Used vehicle	6.2	6.0	20		5.8	6.0	(20)
Finance and insurance	100.0	100.0	—		100.0	100.0	—
Aftersales	59.2	58.0	120		59.0	57.9	110
Gross profit margin	15.4	15.6	(20)		15.4	15.5	(10)

Unit sales
New vehicle	98,286	100,517	(2.2)%		189,168	198,103	(4.5)%
Used vehicle retail	101,462	108,040	(6.1)		207,669	213,087	(2.5)

Average selling price (excluding agency)
New vehicle	$47,082	$47,020	0.1%		$46,767	$46,954	(0.4)%
Used vehicle retail	29,141	27,965	4.2		28,553	27,454	4.0

Average gross profit per unit
New vehicle	$2,718	$3,059	(11.1)%		$2,715	$3,000	(9.5)%
Used vehicle retail	2,019	1,899	6.3		1,839	1,846	(0.4)
Finance and insurance	1,811	1,814	(0.2)		1,809	1,813	(0.2)
Total vehicle(1)	4,119	4,220	(2.4)		4,016	4,164	(3.6)
(1)Includes the sales and gross profit related to new, used, and finance and insurance and unit sales for new and used retail

LAD
Other Highlights (Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2026		2026
Key Performance by Country	Total Revenue	Total Gross Profit	Total Revenue	Total Gross Profit
United States	77.4%	82.2%	76.5%	81.6%
United Kingdom	18.7%	14.8%	20.0%	15.7%
Canada	3.9%	3.0%	3.5%	2.7%

	As of
	June 30,	December 31,	June 30,
Days’ Supply(1)	2026	2025	2025
New vehicle inventory	59	54	63
Used vehicle inventory	60	48	48
(1) Days’ supply in inventory is calculated using on-ground inventory unit levels and a 30-day total unit sales volumes, both at the end of each reporting period.

Selected Financing Operations Financial Information

	Three months ended June 30,				Six months ended June 30,
($ in millions)	2026	% (1)	2025	% (1)	2026	% (1)	2025	% (1)
Interest and fee income	$116.4	8.9	$98.8	9.2	$226.9	8.9	$193.2	9.3
Interest expense	(53.5)	(4.1)	(49.8)	(4.7)	(105.2)	(4.1)	(97.9)	(4.7)
Total interest margin	$62.9	4.8	$49.0	4.5	$121.7	4.8	$95.3	4.5
Lease income	26.4		23.7		50.3		44.2
Lease costs	(22.5)		(18.6)		(42.7)		(35.4)
Lease income, net	3.9		5.1		7.6		8.8
Provision expense	(15.8)	(1.2)	(21.2)	(2.0)	(42.2)	(1.7)	(46.7)	(2.2)
Other financing operations expenses	(14.5)	(1.1)	(12.8)	(1.2)	(29.3)	(1.2)	(24.8)	(1.2)
Finance operations income	$36.5		$20.1		$57.8		$32.6

Total average managed finance receivables	$5,271.4		$4,287.6		$5,140.2		$4,196.6
(1)Annualized percentage of total average managed finance receivables

LAD
Condensed Consolidated Balance Sheets (Unaudited)
(In millions)

	June 30, 2026	December 31, 2025
Cash, restricted cash, and cash equivalents	$363.9	$341.8
Trade receivables, net	1,124.9	1,134.1
Inventories, net	6,516.8	6,119.6
Other current assets	267.7	262.5
Total current assets	$8,273.3	$7,858.0

Property and equipment, net	5,031.6	4,936.0
Finance receivables, net	5,281.6	4,755.1
Intangibles	5,320.5	5,254.1
Other non-current assets	2,338.8	2,304.0
Total assets	$26,245.8	$25,107.2

Floor plan notes payable	6,387.4	5,008.9
Other current liabilities	1,861.5	1,687.8
Total current liabilities	$8,248.9	$6,696.7

Long-term debt, less current maturities	6,690.9	7,274.9
Non-recourse notes payable, less current maturities	2,688.9	2,404.2
Other long-term liabilities and deferred revenue	2,189.7	2,103.0
Total liabilities	$19,818.4	$18,478.8

Equity	6,427.4	6,628.4
Total liabilities and equity	$26,245.8	$25,107.2

LAD
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Six months ended June 30,
Cash flows from operating activities:	2026	2025
Net income	$363.7	$469.4
Adjustments to reconcile net income to net cash (used in) provided by operating activities	326.6	266.7
Changes in:
Inventories	(433.8)	(19.7)
Finance receivables	(534.5)	(432.1)
Floor plan notes payable	12.6	26.4
Other operating activities	91.3	20.7
Net cash (used in) provided by operating activities	(174.1)	331.4
Cash flows from investing activities:
Capital expenditures	(153.4)	(148.8)
Cash paid for acquisitions, net of cash acquired	(221.7)	(278.6)
Proceeds from sales of stores	21.0	104.4
Other investing activities	2.3	7.5
Net cash used in investing activities	(351.8)	(315.5)
Cash flows from financing activities:
Net borrowings on floor plan notes payable, non-trade	1,409.2	(141.2)
Net borrowings on non-recourse notes payable	267.4	(67.4)
Net borrowings on other debt and finance lease liabilities	(568.3)	552.2
Proceeds from issuance of common stock	14.0	13.6
Repurchase of common stock	(534.0)	(263.3)
Dividends paid	(25.7)	(28.2)
Other financing activity	(7.5)	(79.2)
Net cash provided by (used in) financing activities	555.1	(13.5)
Effect of exchange rate changes on cash and restricted cash	(3.3)	7.4
Change in cash, restricted cash, and cash equivalents	25.9	9.8
Cash, restricted cash, and cash equivalents at beginning of period	391.3	445.8
Cash, restricted cash, and cash equivalents at end of period	417.2	455.6

LAD
Reconciliation of Non-GAAP Cash Flow from Operations (Unaudited)
(In millions)

	Six months ended June 30,
Net cash provided by operating activities	2026	2025
As reported	$(174.1)	$331.4
Floor plan notes payable, non-trade, net(1)	1,409.2	(141.2)
Adjust: finance receivables activity	534.5	432.1
Less: Borrowings on floor plan notes payable, non-trade associated with acquired new vehicle inventory	(21.8)	(45.6)
Adjusted	$1,747.8	$576.7
(1) Includes the impact of converting inventory‑secured revolvers to floorplan facilities during 2026, increasing net floorplan borrowings and adjusted operating cash flows $1,138.3 million.

LAD
Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)
(In millions, except for per share data)

	Three Months Ended June 30, 2026
	As reported	Net gain on disposal of stores	Investment gain	Insurance reserves	Acquisition expenses	Tax attribute	Adjusted
Selling, general and administrative	1,014.7	15.1	—	(2.3)	(0.4)	—	1,027.1
Operating income	448.3	(15.1)	—	2.3	0.4	—	435.9
Other income (expense), net	36.2	—	(28.2)	—	—	—	8.0

Income before income taxes	352.1	(15.1)	(28.2)	2.3	0.4	—	311.5
Income tax (provision) benefit	(90.5)	4.1	6.4	(0.6)	(0.1)	(3.2)	(83.9)
Net income	$261.6	$(11.0)	$(21.8)	$1.7	$0.3	$(3.2)	$227.6
Net income attributable to non-controlling interests	(1.6)	—	—	—	—	—	(1.6)
Net income attributable to LAD	$260.0	$(11.0)	$(21.8)	$1.7	$0.3	$(3.2)	$226.0

Diluted earnings per share attributable to LAD	$11.54	$(0.49)	$(0.96)	$0.07	$0.01	$(0.14)	$10.03
Diluted share count	22.5

	Three Months Ended June 30, 2025
	As reported	Net loss on disposal of stores	Investment gain (1)	Insurance reserves	Acquisition expenses	Tax attribute	Adjusted
Selling, general and administrative	$1,014.7	$(7.2)	$—	$(2.4)	$(0.1)	$—	$1,005.0
Operating income	425.3	7.2	—	2.4	0.1	—	435.0
Other income (expense), net	48.5	—	(36.4)	—	—	—	12.1

Income before income taxes	352.1	7.2	(36.4)	2.4	0.1	—	325.4
Income tax (provision) benefit	(93.9)	1.8	9.5	(0.6)	—	(1.3)	(84.5)
Net income	$258.2	$9.0	$(26.9)	$1.8	$0.1	$(1.3)	$240.9
Net income attributable to non-controlling interests	$(2.1)	$—	$—	$—	$—	$—	$(2.1)
Net income attributable to LAD	$256.1	$9.0	$(26.9)	$1.8	$0.1	$(1.3)	$238.8

Diluted earnings per share attributable to LAD	$9.87	$0.35	$(1.04)	$0.07	$—	$(0.05)	$9.20
Diluted share count	25.9

LAD
Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)
(In millions, except for per share data)

	Six Months Ended June 30, 2026
	As reported	Net gain on disposal of stores	Investment loss	Insurance reserves	Acquisition expenses	Contract buyouts	Tax attribute	Adjusted
Selling, general and administrative	$2,052.1	$15.0	$—	$(2.3)	$(0.7)	$(20.3)	$—	$2,043.8
Operating income	784.1	(15.0)	—	2.3	0.7	20.3	—	792.4
Other income (expense), net	(31.5)	—	45.2	—	—	—	—	13.7

Income before income taxes	494.1	(15.0)	45.2	2.3	0.7	20.3	—	547.6
Income tax (provision) benefit	(130.4)	4.0	(12.1)	(0.6)	(0.1)	(5.1)	(2.0)	(146.3)
Net income	$363.7	$(11.0)	$33.1	$1.7	$0.6	$15.2	$(2.0)	$401.3
Net income attributable to non-controlling interests	(3.3)	—	—	—	—	—	—	(3.3)
Net income attributable to LAD	$360.4	$(11.0)	$33.1	$1.7	$0.6	$15.2	$(2.0)	$398.0

Diluted earnings per share attributable to LAD	$15.68	$(0.48)	$1.44	$0.07	$0.03	$0.66	$(0.08)	$17.32
Diluted share count	23.0

	Six Months Ended June 30, 2025
	As reported	Net gain on disposal of stores	Investment gain (1)	Insurance reserves	Acquisition expenses	Tax attribute	Adjusted
Selling, general and administrative	$1,967.4	$2.2	$—	$(2.8)	$(0.3)	$—	$1,966.5
Operating income	831.6	(2.2)	—	2.8	0.3	—	832.5
Other income (expense), net	49.3	—	(26.7)	—	—	—	22.6

Income before income taxes	636.7	(2.2)	(26.7)	2.8	0.3	—	610.9
Income tax (provision) benefit	(167.3)	4.3	7.0	(0.7)	(0.1)	(2.3)	(159.1)
Net income	$469.4	$2.1	$(19.7)	$2.1	$0.2	$(2.3)	$451.8
Net income attributable to non-controlling interests	(3.8)	—	—	—	—	—	(3.8)
Net income attributable to LAD	$465.6	$2.1	$(19.7)	$2.1	$0.2	$(2.3)	$448.0

Diluted earnings per share attributable to LAD	$17.80	$0.08	$(0.76)	$0.08	$0.01	$(0.09)	$17.12
Diluted share count	26.2

LAD
Adjusted EBITDA and Net Debt to Adjusted EBITDA (Unaudited)
(In millions)

	Three months ended June 30,		%	Six months ended June 30,		%
			Increase			Increase
	2026	2025	(Decrease)	2026	2025	(Decrease)
EBITDA and Adjusted EBITDA
Net income	$261.6	$258.2	1.3%	$363.7	$469.4	(22.5)%
Flooring interest expense	69.7	55.0	26.7	125.6	112.0	12.1
Other interest expense	62.7	66.7	(6.0)	132.9	132.2	0.5
Financing operations interest expense	53.5	49.8	7.4	105.2	97.9	7.5
Income tax expense	90.5	93.9	(3.6)	130.4	167.3	(22.1)
Depreciation and amortization	70.9	65.2	8.7	140.7	129.0	9.1
EBITDA	$608.9	$588.8	3.4%	$998.5	$1,107.8	(9.9)%

Other adjustments:
Less: flooring interest expense	$(69.7)	$(55.0)	26.7	$(125.6)	$(112.0)	12.1
Less: financing operations interest expense	(53.5)	(49.8)	7.4	(105.2)	(97.9)	7.5
Less: used vehicle line of credit interest	—	(4.4)	(100.0)	(1.4)	(7.5)	(81.3)
Add: acquisition expenses	0.4	0.1	NM	0.7	0.3	NM
Add: (gain) loss on disposal of stores	(15.1)	7.2	NM	(15.0)	(2.2)	NM
Add: investment (gain) loss(1)	(28.2)	(36.4)	NM	45.2	(26.7)	NM
Add: insurance reserves	2.3	2.4	NM	2.3	2.8	NM
Add: contract buyouts	—	—	NM	20.3	—	NM
Adjusted EBITDA	$445.1	$452.9	(1.7)%	$819.8	$864.6	(5.2)%
NM - not meaningful
(1) Investment (gains) losses retrospectively included in adjusted non-GAAP financial measures presented

	As of				%
	June 30,				Increase
Net Debt to Adjusted EBITDA	2026		2025		(Decrease)
Floor plan notes payable	$6,387.4		$4,888.0		30.7%
Used and service loaner vehicle inventory financing facility	3.5		1,011.3		(99.7)
Revolving lines of credit	1,889.8		1,792.1		5.5
Warehouse facilities	1,459.0		1,241.0		17.6
Non-recourse notes payable	2,741.4		2,042.0		34.3
4.625% Senior notes due 2027	400.0		400.0		—
3.875% Senior notes due 2029	800.0		800.0		—
5.500% Senior notes due 2030	600.0		—		—
4.375% Senior notes due 2031	550.0		550.0		—
Real estate mortgages, finance lease obligations, and other debt	1,106.7		986.4		12.2
Unamortized debt issuance costs	(25.1)		(20.6)		21.8
Total debt	$15,912.7		$13,690.2		16.2%

Less: Inventory related debt	$(6,390.9)		$(5,899.3)		8.3%
Less: Financing operations related debt	(4,200.4)		(3,283.0)		27.9
Less: Unrestricted cash and cash equivalents	(110.3)		(202.8)		(45.6)
Less: Marketable securities	(67.0)		(52.1)		28.6
Less: Availability on used vehicle and service loaner financing facilities	(0.5)		(29.9)		(98.3)
Net Debt	$5,143.6		$4,223.1		21.8%

TTM Adjusted EBITDA	$1,621.7		$1,670.6		(2.9)%

Net debt to Adjusted EBITDA	3.17	x	2.53	x
NM - not meaningful